Exhibit 99.01


       LG&E Energy Corp. Announces New Management Structure Designed to Position Itself for the Changing Marketplace


LOUISVILLE, Ky., Dec. 7 /PRNewswire/ -- LG&E Energy Corp. (NYSE: LGE) announced a realignment of management structure to support its efforts to prepare for the changing energy marketplace.

Victor A. Staffieri, the Company's president and chief operating officer, today announced a series of organizational changes designed to increase customer service and satisfaction while further integrating LG&E Energy's utility organizations, Louisville Gas and Electric Company (LG&E) and Kentucky Utilities Company (KU).

"This realignment of our utility operations is crucially important in order for LG&E Energy to meet its commitments to customers and shareholders," said Staffieri.

Rebecca L. Farrar, presently vice president - gas service business at LG&E, has been promoted to senior vice president - distribution operations. Farrar will oversee all engineering, construction and operation functions for the gas and electric distribution activities of both LG&E and KU.

"Becky has established herself as a highly seasoned professional within LG&E Energy, demonstrating a wealth of utility-based knowledge and solid leadership skills," said Staffieri.

Stephen R. Wood, currently president of Louisville Gas and Electric Company (LG&E) and Distribution Services, will assume the role of group executive - retail businesses.

In this capacity, Wood will oversee all customer interface activities of both LG&E and KU statewide, this includes all Customer Service, Sales and Marketing activities throughout the Commonwealth. Wood will also oversee the unregulated Home Services and Enertech businesses, plus LG&E Energy's retail gas operations in Argentina.

"The consolidation of our customer interface activities will be a cornerstone of our future. Steve's deep experience in customer service related matters is clearly a significant benefit, as he leads this new organization toward establishing the strategies and structures necessary to meet our customers' future needs," said Staffieri.

In a further effort to integrate LG&E Energy's utility operations, Robert
M. Hewett, currently president of Kentucky Utilities, will assume the role of group executive - regulatory affairs. In this new capacity, Hewett will oversee all LG&E Energy activities in the state and federal regulatory and environmental arenas.

"With changes in regulation being actively considered in Kentucky and elsewhere, LG&E Energy must increase its focus in this area. Bob has solid leadership experience in all areas of state and federal regulation. His appointment to this critical position signals our increased commitment in crafting the future of regulation at both the state and national level," Staffieri said.

In addition, Hewett will oversee all environmental matters of the corporation, particularly the Company's compliance efforts for new Federal Clear Air Act guidelines.

All three new management appointees will report to Staffieri.

LG&E Energy Corp., headquartered in Louisville, Ky., is a Fortune 500 diversified energy services company with businesses in power generation and project development; retail gas and electric utility services; and asset-based energy marketing. J.D. Power and Associates have ranked it as highest in customer satisfaction with residential electric service in the Midwest. In addition, LG&E Energy ranked highest among all electric service companies ranked in the nation.

The company owns and operates Louisville Gas and Electric Company, a regulated electric and gas utility serving 16 Kentucky counties, and Kentucky Utilities Company, a regulated electric utility, based in Lexington, Ky., which serves 77 Kentucky counties and five counties in Virginia. LG&E Energy also owns interests in and operates non-utility power plants in six states as well as in Spain; owns interests in three natural gas distribution companies in Argentina; and owns CRC-Evans Pipeline International Inc., the world's leading provider of specialty equipment and services to the natural gas and oil pipeline construction industry.